FIRST CLASS MAIL U.S. POSTAGE PAlD Permit No. 153 Newark, NJ
170 South Warner Road, Suite 300
Wayne, Pennsylvania 19087

FIRST CLASS MAIL

- IMPORTANT -
PROXY MATERIAL ENCLOSED

PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE	WILLOW FINANCIAL BANCORP, INC.

					For	Against	Abstain
SPECIAL MEETING OF SHAREHOLDERS		C O M M O N	1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 20, 2008, by and between Harleysville National Corporation and Willow Financial Bancorp, Inc., pursuant to which Willow Financial will merge with and into Harleysville National in which each share of Willow Financial common stock outstanding immediately prior to the merger would be converted into 0.73 shares of Harleysville National common stock, with cash in lieu of fractional shares, subject to adjustment as provided for in the merger agreement, and as further set forth in the merger agreement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLOW FINANCIAL BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 2008 AND AT ANY ADJOURNMENT THEREOF.
					For	Against	Abstain
The undersigned hereby appoints the Board of Directors of Willow Financial Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Willow Financial Bancorp held of record by the undersigned on July 28, 2008 at the Special Meeting of Shareholders to be held at the Sheraton Park Ridge Hotel and Conference Center, located at 480 North Gulph Road, King of Prussia, Pennsylvania on September 9, 2008, at 8:00 a.m., Eastern Time, or at any adjournment thereof.			2.	To consider and vote upon a proposal to adjourn or postpone the meeting, if necessary, if more time is needed to solicit proxies.

			3.	To transact such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" proposals 1 and 2 listed above.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF WILLOW FINANCIAL BANCORP'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

Please be sure to sign and date in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

é     Detach above card, sign, date and mail in postage paid envelope provided.     é

WILLOW FINANCIAL BANCORP, INC.

     The above hereby acknowledges receipt from Willow Financial Bancorp, prior to the signing of this proxy, of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus.

     Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CARD IN THE ENVELOPE PROVIDED.

REVOCABLE PROXY
WILLOW FINANCIAL BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 9, 2008
8:00 a.m., Eastern Time

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLOW FINANCIAL BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 2008 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned hereby appoints the Board of Directors of Willow Financial Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Willow Financial Bancorp, Inc. held of record by the undersigned on July 28, 2008 at the Special Meeting of Shareholders to be held at the Sheraton Park Ridge Hotel and Conference Center, located at 480 North Gulph Road, King of Prussia, Pennsylvania on Tuesday, September 9, 2008, at 8:00 a.m., Eastern Time, or at any adjournment thereof.

COMMON

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê     FOLD AND DETACH HERE     ê

WILLOW FINANCIAL BANCORP, INC. - SPECIAL MEETING, SEPTEMBER 9, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-246-8477 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/wfbc and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Special Meeting of Shareholders	REVOCABLE PROXY	Please mark as indicated in this example
SEPTEMBER 9, 2008	WILLOW FINANCIAL BANCORP, INC.

		For	Against	Abstain			For	Against	Abstain
1.

To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 20, 2008, by and between Harleysville National Corporation and Willow Financial Bancorp, Inc., pursuant to which Willow Financial will merge with and into Harleysville National in which each share of Willow Financial common stock outstanding immediately prior to the merger would be converted into 0.73 shares of Harleysville National common stock, with cash in lieu of fractional shares, subject to adjustment as provided for in the merger agreement, and as further set forth in the merger agreement.

					2.	To consider and vote upon a proposal to adjourn or postpone the meeting, if necessary, if more time is needed to solicit proxies.

					3.	To transact such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" proposals 1 and 2.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF WILLOW FINANCIAL BANCORP'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

Mark here for address change and note change

If you return this card properly signed but you do not otherwise specify, shares will be voted for proposals 1 and 2.

Please sign this proxy card exactly as your name appears on this proxy. When signing in a representative capacity, please give title.
Please be sure to date and sign this proxy card in the box below.			Date

	Shareholder sign above	Co-holder (if any) sign above

••• IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW •••

é     FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL     é

REVOCABLE PROXY

Shareholders of record have three ways to vote:
1. By Mail (traditional method); or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., September 9, 2008.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 A.M., September 9, 2008: 1-866-246-8477	Vote by Internet Anytime prior to 3:00 A.M., September 9, 2008 go to https://www.proxyvotenow.com/wfbc

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD
IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

Your vote is important!

August 1, 2008

To: Participants in Willow Financial Bank's 401(k)/Employee Stock Ownership Plan.

Re: Instructions for voting shares of Willow Financial Bancorp, Inc.

     As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Special Meeting of Shareholders of Willow Financial Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Willow Financial Bancorp allocated to your accounts in the Willow Financial Bank 401(k)/ESOP will be voted. You may receive one or more Voting Instruction Ballots depending on whether you have sub-accounts in the Willow Financial Bank ESOP and 401(k). Please vote all the ballots you receive.

     Enclosed with this letter is the Joint Proxy Statement/Prospectus, which describes the matters to be voted upon and Voting Instruction Ballot(s). After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the plans by telephone or by the Internet using the instructions on the enclosed Voting Instruction Ballot(s) or by marking, dating, signing and returning the enclosed Voting Instruction Ballot(s) in the envelope provided promptly, to be received no later than Tuesday, September 2, 2008 in order that Registrar and Transfer Company will certify the totals to the Trustees of the plans for the purpose of having those shares voted by the Trustees.

     We urge each of you to vote, as a means of participating in the governance of the affairs of Willow Financial Bancorp. If your voting instructions are not received, the shares allocated to your plan accounts will generally not be voted by the Trustees. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

     Please note that the enclosed materials relate only to those shares which have been allocated to you in your accounts under the Willow Financial Bank 401(k)/ESOP. If you also own shares of Willow Financial Bancorp common stock outside of these plans, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all your shares may be voted.

Sincerely,

Donna M. Coughey
President and Chief Executive Officer

401(k)/ESOP VOTING INSTRUCTION BALLOT
WILLOW FINANCIAL BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 9, 2008
8:00 a.m., Eastern Time

     The undersigned hereby instructs the Trustees of the Willow Financial Bank 401(k)/Employee Stock Ownership Plan to vote, as designated on the reverse side, all the shares of common stock of Willow Financial Bancorp , Inc. allocated to my 401(k)/ESOP sub-account(s) as of July 28, 2008 at the Special Meeting of Shareholders to be held at the Sheraton Park Ridge Hotel and Conference Center, located at 480 North Gulph Road, King of Prussia, Pennsylvania on Tuesday, September 9, 2008, at 8:00 a.m., Eastern Time, or at any adjournment thereof.

WILLOW FINANCIAL BANK 401(k)/ESOP

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê     FOLD AND DETACH HERE     ê

WILLOW FINANCIAL BANCORP, INC. - SPECIAL MEETING, SEPTEMBER 9, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-246-8477 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/wfbc and follow the instructions.
or
3.	Mark, sign and date your voting instruction card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Special Meeting of Shareholders	VOTING INSTRUCTION CARD	Please mark as indicated in this example
SEPTEMBER 9, 2008	WILLOW FINANCIAL BANCORP, INC.

		For	Against	Abstain			For	Against	Abstain
1.

To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 20, 2008, by and between Harleysville National Corporation and Willow Financial Bancorp, Inc., pursuant to which Willow Financial will merge with and into Harleysville National in which each share of Willow Financial common stock outstanding immediately prior to the merger would be converted into 0.73 shares of Harleysville National common stock, with cash in lieu of fractional shares, subject to adjustment as provided for in the merger agreement, and as further set forth in the merger agreement.

					2.	To consider and vote upon a proposal to adjourn or postpone the meeting, if necessary, if more time is needed to solicit proxies.

					3.	To transact such other business as may properly come before the meeting.

Willow Financial Bancorp's Board of Directors recommends that you vote FOR proposals 1 and 2. Such votes are hereby solicited by Willow Financial Bancorp's Board of Directors.

Mark here for address change and note change

If you return this card properly signed but you do not otherwise specify, shares will be voted for proposals 1 and 2.

Please sign this voting instruction card exactly as your name appears on this card. When signing in a representative capacity, please give title.
Please be sure to date and sign this instruction card in the box below.			Date

Plan Participant sign above

••• IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW •••

é     FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL     é

VOTING INSTRUCTIONS

401(k) Participants have three ways to instruct the vote:
1. By Mail (traditional method); or
2. ByTelephone (using a Touch-Tone Phone); or
3. By Internet
Your telephone or Internet vote authorizes the trustee of the 401(k)/ESOP to vote your shares in the same manner as if you marked, signed, dated and returned your voting instruction card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., September 2, 2008. If you are voting by mail, your vote must be received by September 2, 2008.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 A.M., September 2, 2008: 1-866-246-8477	Vote by Internet Anytime prior to 3:00 A.M., September 2, 2008 go to https://www.proxyvotenow.com/wfbc

IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD
IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

Your vote is important!